Exhibit 99.1

  Great Elm Capital Corp. Announces Second Quarter 2018 Financial Results; Net Investment Income of $0.57 Per Share; Board Declares Fourth Quarter 2018 Distribution of $0.25 Per Share ($0.083 Per Share Per Month)

Waltham, Mass., August 10, 2018 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended June 30, 2018 and filed its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”).

FINANCIAL HIGHLIGHTS(1)

▪

Net investment income (“NII”) for the quarter ended June 30, 2018 was approximately $6.1 million, or $0.57 per share, which was in excess of our declared monthly base distribution of $0.083 per share (or approximately $0.25 per share for the quarter) for the same period and equated to a nearly 2.3x base distribution coverage.

▪

On August 8, 2018, the Board of Directors (the “Board”) declared monthly distributions of $0.083 per share for the fourth quarter of 2018, representing a yield of approximately 8.4% of June 30, 2018 net asset value (“NAV”).

▪	Net assets on June 30, 2018 were approximately $125.6 million. NAV per share on June 30, 2018 was $11.79, as compared to $11.79 per share on March 31, 2018.
▪

We had approximately $810 thousand of net realized gains on portfolio investments that were monetized during the quarter ended June 30, 2018, or approximately $0.08 per share, and net unrealized depreciation of investments of approximately ($4.2) million, or approximately ($0.40) per share.

▪

During the quarter ended June 30, 2018, we invested approximately $37.9 million across eight investments(2), which were all existing portfolio investments. During the quarter ended June 30, 2018, we monetized approximately $27.7 million across 12 investments (in part or in full).(3)

“Our team delivered another solid quarter, with NII significantly covering our distribution. Additionally, I am encouraged by our team’s efforts in monetizing the legacy portfolio, as well as with the business momentum exhibited by Avanti Communications Group plc, our largest position,” said Peter A. Reed, GECC’s President and Chief Executive Officer.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2018, we held 29 debt investments across 23 companies, totaling approximately $185.4 million and representing 85.4% of invested capital and 93.0% of the fair market value of investments.

1

First lien and / or senior secured debt investments comprised 100.0% of the fair market value of our debt investments as of the same date.

As of June 30, 2018, the weighted average current yield on our debt portfolio was 11.1% with approximately 54.8% of invested debt capital, as measured by fair value of investments at quarter end, in floating rate instruments.

During the quarter ended June 30, 2018, we deployed approximately $37.9 million(2) into eight investments (all existing portfolio companies). The weighted average price of the new debt investments was 99% of par, carrying a weighted average current yield of 10.9%. All of these investments are first lien and / or senior secured investments.

During the quarter ended June 30, 2018, we monetized 12 investments, in part or in full, for approximately $27.7 million(3), at a weighted average current yield of 10.4%. Our weighted average realization price was 100% of par.

LEGACY FULL CIRCLE PORTFOLIO

In the 21 months since the Full Circle Capital Corporation (“Full Circle”) merger closed, we have been working diligently to monetize the legacy portfolio. During that time, we have exited 23 positions across 15 portfolio companies realizing an aggregate total return of $4.4 million on these positions, which represents 108% of NAV, a significant achievement given the market’s assessment of this portfolio.

Subsequent to quarter end, we received a significant paydown on our investment in The Selling Source, LLC (“Selling Source”), further reducing our exposure to the legacy Full Circle portfolio. Additionally, subsequent to the close of the quarter, we monetized our warrants in RiceBran Technologies Corporation (“Ricebran”), another legacy Full Circle position. Please refer to the updates below under: Recent Developments / Portfolio Investments. Including the paydown of the loan to Selling Source and the sale of the RiceBran warrants, the monetization of the legacy Full Circle portfolio is approximately 73% of the cost basis.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended June 30, 2018 was approximately $7.2 million, or $0.67 per share. Net expenses for the quarter ended June 30, 2018 were approximately $1.1 million, or $0.10 per share.

Net realized gains for the quarter ended June 30, 2018 were approximately $810 thousand, or $0.08 per share. Net unrealized depreciation from investments for the quarter ended June 30, 2018 was approximately ($4.2) million, or ($0.40) per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2018, available liquidity from cash and money market investments was approximately $8.5 million, exclusive of our holdings of United States Treasury Bills. Total debt outstanding as of June 30, 2018 was $79.0 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL) and our 6.75% senior notes due January 2025 (NASDAQ: GECCM).

RECENT DEVELOPMENTS

Distributions:

On August 8, 2018, our Board declared the monthly distributions for the fourth fiscal quarter of 2018 at $0.083 per share. The schedule of distribution payments is as follows:

Month	Rate	Record Date	Payable Date
October	$0.083	October 31, 2018	November 15, 2018
November	$0.083	November 30, 2018	December 14, 2018
December	$0.083	December 31, 2018	January 15, 2019

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we intend to supplement monthly distributions with special distributions from NII generated in excess of the declared distributions.(4)

Leverage:

As of June 30, 2018, we had approximately $79.0 million in par value of debt outstanding with an asset coverage ratio of 255% and debt to equity ratio of 0.63x.

Portfolio Investments:

▪	Avanti Communications Group plc (“Avanti”)
▪

In June 2018, Avanti announced the final award of up to $20.075 million from the arbitration proceedings against the Ministry of Defence of the Republic of Indonesia in recovering the sums payable under its lease agreement for its Artemis satellite. While Avanti was originally due to be paid by July 31, 2018, Avanti and the Republic of Indonesia agreed to extend the payment date to August 14, 2018.

▪

Also, in June 2018, Avanti announced that it had signed a $10 million contract with Viasat Inc. to provide Viasat with leased capacity on its newly launched HYLAS 4 satellite. This contract has an initial period of two years.

▪	Selling Source
▪

In July 2018, in connection with the sale of one of its businesses, DataX, Ltd., Selling Source paid down $3.8 million of our outstanding $5.7 million first lien, senior secured holding. The remainder of the outstanding investment was restructured with GECC receiving $1.25 million of first out term loan bearing interest at a rate of 3-month LIBOR plus 5%, which matures on January 13, 2020.

▪	RiceBran
▪

In July 2018, we exercised all of our RiceBran warrants at a price of $1.60 per share in a cashless exercise. This transaction resulted in GECC receiving 139,392 shares. We subsequently sold all of the shares at a weighted average price of $2.43 per share.

▪	Subsequent Investments / Monetizations(5):
▪	In July 2018, we purchased an additional $2 million of par value of Commercial Barge Line Company’s first lien term loan at a price of approximately 72% of par value.
▪	In July 2018, we purchased $478 thousand of par value of PFS Holdings Corp.’s first lien term loan at a price of approximately 60% of par value.
▪	In July 2018, we purchased an additional $2.5 million of par value of Sungard Availability Services Capital, Inc.’s first lien senior secured term loan at a price of approximately 99% of par value.
▪	In August 2018, we purchased an additional $2.65 million face value of SESAC HoldCo II LLC’s second lien loan in the secondary market at a price just below par.
▪	In August 2018, we sold our entire position in Foresight Energy LP’s first lien term loan at par.
▪

In August 2018, we acquired $2 million of California Pizza Kitchen, Inc.’s first lien term loan in the secondary market at a price of approximately 98% of par value. This first lien term loan matures in August of 2022 and bears interest at a rate of LIBOR + 600 basis points.

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Friday, August 10, 2018 at 10:00 a.m. Eastern time to discuss its second quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 3184429 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The presentation will also be published before the opening of the financial markets on Friday, August 10, 2018.  Additionally, the conference call will be webcast simultaneously at: https://edge.media-server.com/m6/p/xaxebatk.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC focuses on special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Meaghan K. Mahoney

Senior Vice President

+1 (617) 375-3006

investorrelations@greatelmcap.com

Endnotes:

(1) The per share figures are based on a weighted average of shares outstanding for the three months ended June 30, 2018, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so.

(5) This deployment and monetization activity does not include revolver draws or ordinary course amortization payments.

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	June 30, 2018 (unaudited)	December 31, 2017
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $139,972 and $179,558, respectively)	$136,910	$144,996
Non-affiliated, non-controlled short term investments, at fair value (amortized cost of $79,198 and $65,892, respectively)	79,190	65,890
Affiliated investments, at fair value (amortized cost of $87,700 and $4,240, respectively)	41,984	1,770
Controlled investments, at fair value (amortized cost of $21,502 and $18,487, respectively)	20,409	18,104
Total investments	278,493	230,760

Cash and cash equivalents	3,942	2,916
Receivable for investments sold	25	12
Interest receivable	3,458	5,027
Due from portfolio company	355	204
Due from affiliates	295	692
Prepaid expenses and other assets	62	302
Total assets	$286,630	$239,913

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $1,290 and $1,435, respectively)	$31,342	$31,196
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,826 and $0, respectively)	44,572	-
Payable for investments purchased	77,681	66,165
Interest payable	354	354
Distributions payable	884	3,015
Due to affiliates	5,290	6,193
Accrued expenses and other liabilities	916	703
Total liabilities	$161,039	$107,626

Commitments and contingencies (Note 6)	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,652,401 and 10,652,401shares issued and outstanding, respectively)	$107	$107
Additional paid-in capital	198,426	198,426
Accumulated net realized losses	(32,201)	(33,328)
Undistributed net investment income	9,138	4,499
Net unrealized depreciation on investments	(49,879)	(37,417)
Total net assets	$125,591	$132,287
Total liabilities and net assets	$286,630	$239,913
Net asset value per share	$11.79	$12.42

The accompanying notes are an integral part of these financial statements.

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$3,925	$5,561	$7,037	$12,042
Non-affiliated, non-controlled investments (PIK)	-	-	-	-
Affiliated investments	777	(90)	1,198	48
Affiliated investments (PIK)	1,514	-	4,567	-
Controlled investments	555	-	1,110	-
Controlled investments (PIK)	211	667	435	874
Total interest income	6,982	6,138	14,347	12,964
Dividend income from non-affiliated, non-controlled investments	49	85	155	131
Other income from:
Non-affiliated, non-controlled investments	29	14	42	457
Affiliated investments	87	-	90	-
Controlled investments	15	-	26	-
Total other income	131	14	158	457
Total investment income	$7,162	$6,237	$14,660	$13,552

Expenses:
Management fees	$754	$546	$1,447	$1,139
Incentive fees	(2,149)	871	(1,183)	1,894
Administration fees	487	272	797	767
Custody fees	15	11	29	24
Directors’ fees	50	21	99	48
Professional services	294	176	465	507
Interest expense	1,456	631	2,731	1,262
Other expenses	177	156	331	269
Total expenses	1,084	2,684	4,716	5,910
Accrued administration fee waiver	-	75	-	70
Net expenses	$1,084	$2,759	$4,716	$5,980
Net investment income	$6,078	$3,478	$9,944	$7,572

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	$810	$1,381	$917	$3,361
Affiliated investments	-	-	-	-
Controlled investments	-	-	210	-
Total net realized gain (loss)	810	1,381	1,127	3,361
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	2,527	(5,247)	(1,888)	(5,990)
Affiliated investments	(6,566)	(429)	(10,062)	(2,020)
Controlled investments	(201)	(1,650)	(512)	(2,011)
Total net change in unrealized appreciation (depreciation)	(4,240)	(7,326)	(12,462)	(10,021)
Net realized and unrealized gains (losses)	$(3,430)	$(5,945)	$(11,335)	$(6,660)
Net increase (decrease) in net assets resulting from operations	$2,648	$(2,467)	$(1,391)	$912

Net investment income per share (basic and diluted):	$0.57	$0.29	$0.93	$0.61
Earnings per share (basic and diluted):	$0.25	$(0.20)	$(0.13)	$0.07
Weighted average shares outstanding (basic and diluted):	10,652,401	12,000,803	10,652,401	12,316,884

The accompanying notes are an integral part of these financial statements.

GREAT ELM CAPITAL CORP.

Per Share Data (unaudited)

	For the Six Months Ended June 30,
	2018	2017
Per Share Data:(1)
Net asset value, beginning of period	$12.42	$13.52
Net investment income	0.93	0.61
Net realized gains	0.11	0.27
Net change in unrealized appreciation (depreciation)	(1.17)	(0.81)
Net increase (decrease) in net assets resulting from operations	(0.13)	0.07
Accretion from share buybacks	-	0.20
Distributions declared from net investment income(2)	(0.50)	(0.50)
Net decrease resulting from distributions to common stockholders	(0.50)	(0.50)
Net asset value, end of period	$11.79	$13.29
Per share market value, end of period	$9.24	$10.62
(1)	The per share data was derived by using the weighted average shares outstanding during the period, except where such calculations deviate from those specified under the instructions to Form N-2.
(2)	The per share data for distributions declared reflects the actual amount of distributions of record per share for the period.